Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Cortland Bancorp

We consent to the incorporation by reference in the Registration Statement (No. 333-52831) on Form S-8 for the Cortland Savings and Banking Company 401(k) Plan and the Registration Statement (No. 333-185114) on Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated March 29, 2013, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2012.

/s/ S.R. Snodgrass A.C.
S.R. Snodgrass A.C. Wexford, Pennsylvania March 29, 2013